UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 24, 2007

H&R BLOCK, INC.

(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-6089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

One H&R Block Way, Kansas City, MO 64105

(Address of Principal Executive Offices) (Zip Code)

(816) 854-3000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 24, 2007, the following agreements (collectively, the “Servicing Advance Amendment”) were entered into regarding the financing facility maintained by Option One Mortgage Corporation (“OOMC”), a wholly-owned subsidiary of H&R Block, Inc. (the “Company”), to fund servicing advances (the “Servicing Advance Facility”):

(i)

Amended and Restated Note Purchase Agreement dated as of December 24, 2007, among Option One Advance Trust 2007-ADV2 (the “OOMC Advance Trust”), Greenwich Capital Financial Products (“Greenwich”) and The CIT Group/Business Credit, Inc. (“CIT”);

(ii)	Amendment Number One dated as of December 24, 2007, to the Receivables Purchase Agreement dated as of October 1, 2007, among OOMC, Option One Advance Corporation and the OOMC Advance Trust; and
(iii)	Amendment Number Four dated as of December 24, 2007, to the Indenture dated as of October 1, 2007, between the OOMC Advance Trust and Wells Fargo Bank, National Association.

The primary purpose of the Servicing Advance Amendment was to (i) increase the amount of funding available through the Servicing Advance Facility from $750,000,000 to $800,000,000 and (ii) add CIT as a party to the Servicing Advance Facility.

The Servicing Advance Facility provides funding totaling $800,000,000 to fund servicing advances through October 1, 2008, subject to various triggers, events or occurrences that could result in earlier termination and bears interest at one-month LIBOR plus an additional margin rate. The Servicing Advance Facility terminates upon a “change in control” of OOMC, in which (i) a party or parties acting in concert acquire a 20% or more equity interest in OOMC or (ii) the Company does not own more than a 50% equity interest in OOMC.

Certain parties to the Servicing Advance Facility have other relationships with the Company or its affiliates. Affiliates of Greenwich and Wells Fargo are lending parties pursuant to credit facilities maintained by Block Financial Corporation, as borrower, and the Company, as guarantor, with various lenders. In addition, Wells Fargo serves as the indenture trustee under a mortgage warehouse facility maintained by OOMC and its affiliates.

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) On December 28, 2007, Mark A. Ernst resigned as a member of the Board of Directors of H&R Block, Inc.

(e) (i) On December 28, 2007, HRB Management, Inc. (a subsidiary of the Company) entered into a Separation and Release Agreement with Mark A. Ernst (the “Ernst Separation Agreement”), in connection with Mr. Ernst’s resignation as Chairman of the Board, President and Chief Executive Officer on November 20, 2007 and his termination of employment on December 31, 2007. Pursuant to the Ernst Separation Agreement, Mr. Ernst will receive (i) a lump-sum cash severance payment of $2,550,000, (ii) a lump sum payment of $3,096, representing the premium cost for 36 months of group life and accidental death and dismemberment insurance coverage, and (iii) COBRA continuation coverage at the Company’s expense through June 30, 2009 and $1,350 per month thereafter until December 2010 (but only to the extent Mr. Ernst does not become eligible for health benefits from a subsequent employer). The Ernst Separation Agreement also provides for (i) full vesting for 762,925 outstanding stock options not previously vested, (ii) certain specified outstanding stock options granted previously to Mr. Ernst to remain exercisable through September 30, 2009 or their earlier expiration, (iii) termination of restrictions on 10,000 shares of restricted stock granted previously to Mr. Ernst, (iv) a payout of approximately 16,500 performance shares for the 2006 grant performance period (which ends on June 30, 2009) based on the Company’s performance against performance goals for the 2006 grant performance period, and (v) full vesting of previously unvested Company contributions to Mr. Ernst’s account under the Company’s deferred compensation plan. Mr. Ernst is subject to certain restrictions, including his agreement not to engage in certain competitive activities for 18 months following the termination date and his agreement not to recruit, solicit or hire certain employees of the Company and its subsidiaries. In addition, Mr. Ernst retains the right to receive indemnification under his employment agreement, as well as directors’ and officers’ liability insurance coverage to the same extent coverage is provided to other officers and directors. The Ernst Separation Agreement includes a mutual general release of claims.

(ii) On December 28, 2007, the Company entered into a Separation and Release Agreement with William L. Trubeck (the “Trubeck Separation Agreement”), in connection with Mr. Trubeck’s resignation as Executive Vice President and Chief Financial Officer on November 5, 2007 and his termination of employment of December 31, 2007. Pursuant to the Trubeck Separation Agreement, Mr. Trubeck will receive (i) a lump-sum cash severance payment of $900,000, (ii) a lump sum payment of $600, representing the premium cost for 12 months of group life and accidental death and dismemberment insurance coverage, and (iii) COBRA continuation coverage through December 31, 2008 (subject to Mr. Trubeck’s continued payment of the active employee premium and only to the extent Mr. Trubeck does not become eligible for health benefits from a subsequent employer). The Trubeck Separation Agreement also provides for (i) full vesting for 200,000 outstanding stock options not previously vested, (ii) all outstanding stock options granted previously to Mr. Trubeck remaining exercisable through the earlier of March 31, 2009 or their earlier expiration, (iii) termination of restrictions on 4,667 shares of restricted stock granted previously to Mr. Trubeck, (iv) a payout of approximately 7,500 performance shares for the 2006 grant performance period (which ends on June 30, 2009) based on the Company’s performance against performance goals for the 2006 grant performance period, and (v) full vesting of previously unvested Company contributions to Mr. Trubeck’s account under the Company’s deferred compensation plan. Mr. Trubeck is subject to certain restrictions, including his agreement not to engage in certain competitive activities for 12 months following the termination date and his agreement not to recruit, solicit or hire certain employees of the Company and its subsidiaries. In addition, Mr. Trubeck retains the right to receive indemnification under his employment agreement, as well as directors’ and officers’ liability insurance coverage to the same extent coverage is provided to other officers and directors. The Trubeck Separation Agreement includes a mutual general release of claims.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date:	December 31, 2007	By:/s/ Bret G. Wilson
Bret G. Wilson
Vice President and Secretary